Exhibit 99.1

M III Acquisition Corp. Announces Record and Meeting Dates for the Special Meeting of Stockholders to Approve Business Combination with IEA Energy Services LLC

NEW YORK, NY, February 7, 2018 — M III Acquisition Corp. (Nasdaq:MIII) (Nasdaq:MIIIU) (Nasdaq:MIIIW) (“MIII”) today announced that it has established a record date of February 9, 2018 for a special meeting of its stockholders to be held on February 28, 2018 (the “Special Meeting”) to consider and vote on proposals related to the previously announced business combination pursuant to the definitive agreement and plan of merger, dated as of November 3, 2017 with IEA Energy Services LLC (the “Business Combination”).

MIII stockholders of record as of the close of business on Friday, February 9, 2018 will be entitled to receive notice of the Special Meeting and to vote the shares of common stock owned by them at the Special Meeting. The record date will not impact the redemption rights of stockholders. The Special Meeting is scheduled to be held at 10:00 a.m., Eastern Time, on February 28, 2018 at the offices of Ellenoff Grossman & Schole LLP located at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105.

About M III Acquisition Corp.

MIII is a special purpose acquisition company (SPAC) founded by Mohsin Y. Meghji and formed for the purpose of effecting business combination(s) with one or more businesses. MIII’s long-term strategy is to leverage the experience and expertise of its management team and advisors to identify and acquire a company with long term growth potential and then to work with management of that company to realize this potential.

Additional Information And Where To Find It.

In connection with the proposed transaction, MIII has filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement and intends to file, when available, its definitive proxy statement. When completed, MIII will mail the definitive proxy statement to its stockholders in connection with MIII’s solicitation of proxies for the special meeting of MIII stockholders to be held to approve the proposed transaction and related transactions. MIII stockholders and other interested persons are advised to read MIII’s preliminary proxy statement and, when available, MIII’s definitive proxy statement, as these materials will contain important information about MIII, Oaktree Power Opportunities Fund III Delaware, L.P. (“Oaktree”), IEA Energy Services LLC (“IEA”) and the proposed transaction. A copy of the definitive proxy statement will be mailed when available to all stockholders of MIII. Investors and stockholders can obtain free copies of the proxy statement once it is available and other documents filed with the SEC by MIII through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders can obtain free copies of the definitive proxy statement once it is available from MIII by writing to MIII at 3 Columbus Circle, 15th Floor, New York, New York 10019, Attention: Investor Relations.

Participants in the Solicitation

MIII, Oaktree and IEA, and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of MIII’s stockholders in respect of the proposed transaction. Information regarding MIII’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 30, 2017. Additional information about the directors and executive officers of MIII, Oaktree and IEA and more detailed information regarding the identity of all potential participants, and their direct and indirect interests, by security holdings or otherwise, are set forth in the preliminary proxy statement. Investors may obtain additional information about the interests of such participants by reading such proxy statement.

Forward-Looking Statements

This news release may include forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements with respect to projections, revenues, earnings, performance, strategies, prospects and other aspects of the businesses of MIII, IEA or the combined company after completion of the proposed transaction are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the inability to complete the transactions contemplated by the proposed transaction; (2) the ability to meet NASDAQ’s continued listing standards following the proposed transaction; (3) the inability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably; (4) costs related to the proposed transaction; (5) changes in applicable laws or regulations, including the impact of the Tax Cuts and Jobs Act of 2017; (6) the possibility that MIII or IEA may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated in MIII’s proxy statement, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by MIII. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. None of MIII, Oaktree nor IEA undertakes to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.